====================================================================


                       Securities and Exchange Commission
                             Washington, D.C. 20549

                        _______________________________


                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 30, 1999


                           ORION ACQUISITION CORP. II
             (Exact name of registrant as specified in its charter)


             Delaware                                        0-20837
(State or other jurisdiction of incorporation)         (Commission File No.)



     100 Wilshire Boulevard, Suite 1750                          90401
     Santa Monica, California                                  (Zip Code)
(Address of principal executive offices)


      Registrant's telephone number, including area code: (310) 917 - 5656


      ====================================================================

Item 1.  Change in Control

                  On April 30, 1999, a group of stockholders owning 453,825 shares of Common Stock of Orion Acquisition Corp. II representing 50.99% of the outstanding common stock took action by written consent to remove the then directors and elect an entirely new board of directors. Immediately thereafter, by unanimous consent of the new board of directors, new officers of Orion were elected. The persons and their positions constituting the new board of directors and executive officers are as follows:


Name                       Age      Position
-------------------        ---      ---------
Christopher A. Marlett     34       Chairman of the Board, President and
                                     Chief Executive Officer

Anthony DiGiandomenico     32       Chief Financial Officer, Treasurer and
                                     Director

Dyana Williams Marlett     32       Chief Operating Officer, Secretary and
                                     Director
James D. Bowyer            59       Director

William C. Fioretti        48       Director


                  The following is a brief biography of each of the new directors and executive officers of Orion:

                  Christopher A. Marlett is a co-founder and member of MDB Capital Group LLC ("MDB"), an investment banking firm formed in December 1996. MDB is an NASD member broker-dealer which specializes in working with growth oriented companies. Prior to forming MDB, Mr. Marlett was employed as a Managing Director by Laidlaw Equities from May of 1995 to December of 1996 where he was in charge of Laidlaw's West Coast investment banking activities. From March of 1991 to May of 1995 Mr. Marlett was affiliated with Drake Capital Securities where he formed a division called Marlett/Mazzarella and directed all investment banking activities of the division. Mr. Marlett holds a degree in Business Administration from the University of Southern California.

                  Anthony DiGiandomenico is a co-founder and member of MDB, an investment banking firm formed in December 1996. Mr. DiGiandomenico served as President and CEO of the Digian Company from 1988 through 1996, a real estate development company. Mr. DiGiandomenico is a candidate to become a Chartered Financial Analyst (CFA) having passed Level 1 and holds a Bachelors of Science Degree in Finance from the University of Colorado and a Masters in Business Administration from the Haas Business School at the University of California, Berkeley.

                  James D. Bowyer is a co-founder and member of MDB, an investment banking firm formed in December 1996. Mr. Bowyer was employed at Laidlaw Equities from August of 1995 to December of 1996. Mr. Bowyer's career has spanned over thirty years in the securities industry focused on financing and investing in growth companies. In 1976 Mr. Bowyer formed MacDonald, Krieger & Bowyer a full service broker-dealer based in Beverly Hills, California, which was subsequently sold in 1982. Mr. Bowyer then founded his own investment firm, J.D. Bowyer & Co. which he operated from 1983 to 1995.

                  Dyana Williams Marlett is a co-founder of MDB and acts as its Chief Operating Officer. From March of 1995 to December of 1996, Ms. Marlett was employed by Laidlaw Equities as a Vice President handling investment banking and syndicate activities for the West Coast. From October of 1990 through March of 1995, Ms. Marlett was employed at Drake Capital Securities where she acted as Syndicate Manager. Ms. Marlett holds several licenses with the National Association of Securities Dealers. Ms. Marlett is the wife of Mr. Christopher Marlett.

                  William C. Fioretti is the founder of Agritech Labs, and has served as its president and a director since 1992. Agritech Labs is a research and development company which concentrates on veterinary bio-pharmaceuticals. Mr. Fioretti is also a founder of Mannatech Incorporated (NASDAQ:MTEX) a publicly traded direct marketing company specializing in consumer health products. Mr. Fioretti served Mannatech as the Chief Executive Officer from 1993 through 1996, as Chief Scientific Officer from 1996 through 1997 and a director from inception until his retirement from Mannatech in November of 1997. Mr. Fioretti completed his undergraduate education at Appalachian State University from 1970-1974, completed his graduate training at the Medical University of South Carolina from 1974-1978 and did post graduate training at the University of Florida from 1978-1980.

                  The group of stockholders have reported their acquisition of Common Stock on Schedule 13D the last amendment of which was filed April 30, 1999. None of the funds used to acquire any of the Common Stock owned by the group was borrowed.

Item 7.  Financial Statement and Exhibits

         (a)      The following documents are filed herewith as exhibits:

                  None

         (b)      Financial Statements

                  None

         (c)      Pro Forma Financial Information

                  None

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ORION ACQUISITION CORP. II



                                 /s/ Dyana Williams Marlett
                                 -----------------------------------
                                 Name:  Dyana Williams Marlett
                                 Title:   Secretary


Date:  April 30, 1999